EXHIBIT 10.24

                        PIONEER NATURAL RESOURCES COMPANY
                               SEVERANCE AGREEMENT


     This Severance Agreement (this "Agreement") is entered into, effective August 24, 1999, between Pioneer Natural Resources Company ("Parent"), a Delaware corporation, and Danny Kellum (the "Officer"). As used in this Agreement, the term "Company" shall be deemed to include Parent and its direct or indirect wholly-owned subsidiaries.

                                    Recitals

     A. Company acknowledges that Officer is a significant employee of the Company, possessing skills and knowledge instrumental to the successful conduct of the Company's business. Company is willing to enter into a severance arrangement with Officer in order to better ensure itself of the continued management services of Officer for itself and its subsidiaries and, in part, to induce Officer to continue to provide those services and subject himself to certain restrictions regarding the use of Company information.

     B. Officer is willing to subject himself to the restrictions mentioned above in part to induce Company to enter into a compensation arrangement that provides for, among other things, the payment of certain benefits upon the termination of Officer's employment under certain circumstances.

     Now, therefore, for and in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Position and Duties. Officer shall initially serve Company as Vice President - Domestic Operations, and, in so doing, shall report to Company's Board of Directors (the "Board"), Company's Chief Executive Officer (the "Chief Executive Officer") or such officers of Company as is prescribed by Company's bylaws, by resolutions of the Board or by direction of the Chief Executive Officer. Officer shall have supervision and control over, and responsibility for, such management and operational functions of the Company currently assigned to such position, and shall have such other or different functions, powers, duties and responsibilities (including holding officer positions with one or more subsidiaries of Parent), as may from time to time be prescribed by the Board or the Chief Executive Officer, or any other Company officer to whom Officer reports, so long as such functions, powers and duties are reasonable and customary for a Vice President - Domestic Operations serving an enterprise comparable to Company. Employee's failure to accept and perform such other or different functions, powers or duties shall be deemed to be a Termination of Employment by voluntary action of Employee, and shall not constitute a Termination for Good Reason.

     2. Devotion of Efforts. So long as Officer is serving the Company in the capacities described in Section 1, he/she shall devote his/her full time, skill and attention and his/her best efforts during normal business hours to the business and affairs of the Company to the extent necessary to discharge faithfully and efficiently his/her duties and responsibilities, except for usual, ordinary and customary periods of vacation and absence due to illness or other disability or such periods of leave as are approved in writing by the Board or the Chief Executive Officer. The provisions of this Section shall not be construed to prevent Officer from making investments in other businesses or enterprises, so long as such investments do not violate the Company's conflict of interest policies or require the provision of services by Officer to such businesses or enterprises to an extent that would interfere in any material respect with the performance of Officer's duties and responsibilities to the Company.

     3. Compensation.

        (a) Base Salary. As compensation for Officer's services, the
Company shall pay Officer an annualized base salary of a specified amount per annum (the "Base Salary"). The Base Salary shall be payable in substantially equal semi-monthly installments. The Compensation Committee of the Board (the "Compensation Committee") may review the Base Salary periodically and may grant such increases, or effect such reductions, in the Base Salary as the

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Compensation Committee considers appropriate in accordance with such compensation guidelines and policies as it may establish from time to time. The Base Salary applicable from time to time for any period of Officer's employment with the Company, commencing on the effective date of this Agreement, shall be identified on Schedule A attached hereto, which shall be amended periodically to reflect any increases or reductions effected by the Compensation Committee.

        (b) Bonuses. Officer shall be entitled to receive (in addition to the Base Salary) such annual or other periodic bonus as the Compensation Committee may award in accordance with such compensation guidelines and policies as it may establish from time to time.

        (c) Other Benefits. Officer shall be entitled to participate in, or receive benefits under, any employee benefit plan or other arrangement made available now or in the future by the Company to the officers of Company (a "Benefit Plan"), subject to the terms, conditions and overall administration of such Benefit Plan. Officer's participation in, or receipt of benefits under, any Benefit Plan shall be in addition to (and not in lieu of) the Base Salary.

        (d) Vacations and Holidays. Officer shall be entitled to the number of paid vacation days in each calendar year determined by Company from time to time for its officers and shall be entitled to all paid holidays given by the Company to its employees in general.

     4. Relocation. Officer shall initially be required to perform his/her duties and responsibilities hereunder at Company's offices located in Irving, Texas. If the Company requires Officer to perform his/her duties and responsibilities at any location that is more than 50 miles from the nearest border of Irving, Texas (a "New Location") and, within 30 days after receiving notice thereof, Officer accepts such relocation rather than terminating his/her employment with the Company pursuant to Section 5(a), the Company shall pay to Officer, or shall reimburse Officer for (upon submission of reasonably detailed evidence thereof), such sums as are provided for under the Relocation Policy for Exempt Employees as established by Company. Officer's failure to accept such relocation within 30 days after receiving notice thereof, shall be deemed to be a Termination of Employment by voluntary action of Officer, and shall not constitute a Termination for Good Reason.

     5.  Termination of Employment.

        (a) Right to Terminate. Officer's employment with the Company (including his/her officer position with Company) shall be terminated upon the death, Disability (as defined in subsection (f)(3) of this Section) or Normal Retirement (as defined in subsection (f)(5) of this Section) of Officer. In addition, Officer's employment with the Company (including his/her officer position with Company) may be terminated at any time and for any reason as a result of a dismissal by the Company or as a result of a voluntary action by Officer. Any such termination of employment is referred to herein as a "Termination of Employment."

        (b)  Notice of Termination.

             (1) Any Termination of Employment that is the result of Officer's Disability shall be communicated by the Company to Officer in a written notice thereof. Such notice shall state that, in the opinion of the Board, Officer is suffering from a Disability and such Disability is the reason for the Termination of Employment.

             (2) Any Termination of Employment that is the result of Officer's Normal Retirement shall be communicated by Officer to Company by a written notice thereof. Such notice shall state that Officer is retiring and shall specify the date of such Termination of Employment, which shall be not less than 30 days following the date such notice is received by Company.

             (3) Any Termination of Employment that is the result of a dismissal by the Company (but is not the result of Officer's Disability) shall be communicated by the Company to Officer by a written notice thereof. Such notice shall state whether or not (in the Company's opinion) the Termination of Employment constitutes a Termination for Cause (as

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         defined in subsection (f)(6) of this Section) and, if so, shall set forth in reasonable detail facts and circumstances constituting a basis for such Termination for Cause.

             (4) Any Termination of Employment that is the result of a voluntary action by Officer (but is not the result of Officer's Normal Retirement) shall be communicated by Officer to Company by written notice thereof. Such notice shall state whether or not (in Officer's opinion) the Termination of Employment constitutes a Termination for Good Reason (as defined in subsection (f)(7) of this Section) and, if so, shall set forth in reasonable detail the facts and circumstances claimed as the basis for such Termination for Good Reason. Such notice shall also specify the date of such Termination of Employment, which (if the Termination of Employment does not constitute a Termination for Good Reason) shall be not less than 30 days following the date such notice is received by Company.

        (c) Date of Termination of Employment. For purposes of this Agreement, the date of a Termination of Employment shall be (1) if the Termination of Employment is the result of Officer's death, the date of such death, (2) if the Termination of Employment is the result of Officer's Disability, the date on which the notice described in subsection (b)(1) of this
Section is received by Officer, (3) if the Termination of Employment is the result of Officer's Normal Retirement, the date specified in the notice described in subsection (b)(2) of this Section, (4) if the Termination of Employment is the result of a dismissal by the Company (but is not the result of Officer's Disability), the date on which the notice described in subsection
(b)(3) of this Section is received by the Officer, or such later date as may be specified by the Company in such notice, and (5) if the Termination of Employment is the result of a voluntary action by Officer (but is not the result of Officer's Normal Retirement), the date specified in the notice described in subsection (b)(4) of this Section, or such earlier date as the Company may specify, provided that if such date specified by Company is less than 30 days following the date Company received notice from Employee, then Company agrees to pay officer an amount equal to one-twelfth (1/12) of Officer's Base Salary, which amount shall be paid in cash on the date of such Termination of Employment.

        (d) Payments Due Upon Termination of Employment. The provisions of subsections (d)(1) and (d)(3) of this Section shall apply to any Termination of Employment, whether occurring prior to, at the time of or at any time following a Change in Control (as defined in subsection (f)(2) of this Section); and the provisions of subsection (d)(2) of this Section shall apply only to any Termination of Employment prior to a Change in Control.

             (1) Death, Disability or Normal Retirement. If the
         Termination of Employment is the result of Officer's death, Disability or Normal Retirement, the Company shall pay the following amounts to Officer (or his/her estate or personal representative):

                       (A) The Base Salary (at the rate in effect
                  on the date of such Termination of Employment, as identified on Schedule A) pro-rated through and including the date of such Termination of Employment, to the extent not already paid, which amount shall be paid in cash on the first normal semi-monthly Base Salary payment date immediately succeeding the date of such Termination of Employment;

                       (B) Any amounts arising from Officer's
                  participation in, or benefits under, any Benefit Plan through and including the date of such Termination of Employment, which amounts shall be payable in accordance with the terms and conditions of such Benefit Plan; and

                       (C) An amount equal to one full year's Base
                  Salary (at the rate in effect on the date of such Termination of Employment, as identified on Schedule A), which amount shall be paid in cash within 30 days following the date of such Termination of Employment.

             (2) Termination for Good Reason or Not for Cause. If the Termination of Employment (i) is the result of a dismissal by the Company (but is not the result of Officer's Disability) and does not constitute a Termination for Cause or (ii) is the result of a voluntary

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         action by Officer (but is not the result of Officer's Normal
         Retirement) and constitutes a Termination for Good Reason, the Company shall pay the following amounts, and provide the following benefits to
         Officer:

                       (A) The Base Salary (at the rate in effect
                  on the date of such Termination of Employment, as identified on Schedule A) pro-rated through and including the date of such Termination of Employment, to the extent not already paid, which amount shall be paid in cash on the date of such Termination of Employment;

                       (B) Any amount arising from Officer's
                  participation in, or benefits under, any Benefit Plan through and including the date of such Termination of Employment, which amounts shall be payable in accordance with the terms and conditions of such Benefit Plan;

                       (C) A lump sum amount equal to one full
                  year's Base Salary (at the rate in effect on the date of such Termination of Employment, as identified on Schedule A), which amount shall be paid in cash on the date of such Termination of Employment;

                       (D) For a period of one year following the
                  date of such Termination of Employment, a continuation of all health insurance coverage applicable at the time of such Termination of Employment to Officer and Officer's immediate family under any Benefit Plan; and

                       (E) With respect to a Termination of
                  Employment described in subsection (d)(2)(i) of this Section, if the date of Termination of Employment is less than thirty
                  (30) days after the date of notice thereof, an amount equal to one-twelfth (1/12) of the Officer's Base Salary, which amount shall be paid in cash on the date of such Termination of Employment.

             (3) Termination for Cause or Not for Good Reason. If the Termination of Employment (i) is the result of a dismissal by the Company (but is not the result of Officer's Disability) and constitutes a Termination for Cause or (ii) is the result of a voluntary action by Officer (but is not the result of Officer's Normal Retirement) and does not constitute a Termination for Good Reason, the Company shall pay the following amounts to Officer:

                       (A) The Base Salary (at the rate in effect
                  on the date of such Termination of Employment, as identified on Schedule A) pro-rated through and including the date of such Termination of Employment, to the extent not already paid, which amount shall be paid in cash on the first normal semi-monthly Base Salary payment date immediately succeeding the date of such Termination of Employment; and

                       (B) Any amounts arising from Officer's
                  participation in, or benefits under, any Benefit Plan through and including the date of such Termination of Employment, which amounts shall be payable in accordance with the terms and conditions of such Benefit Plan.

             (4) Payment Contingent on Release. If Officer's
         Termination of Employment is prior to a Change in Control (and only in that event), and Officer is otherwise entitled to the payment provided in subsection (d)(2) of this Section, then such payment shall be subject to, and contingent upon, Officer's execution of a General Release Agreement in favor of the Company in substantially the form and substance as the one attached hereto as Schedule B.

        (e) Additional Provisions Applicable Upon Termination of
Employment Concurrent with or Following Change in Control. The following provisions shall apply to any Termination of Employment occurring at the time of, or at any time within one year following, a Change in Control.

             (1) Termination for Good Reason or Not for Cause. If the Termination of Employment (i) is the result of a dismissal by the Company (but is not the result of Officer's Disability) and does not constitute a Termination for Cause, or (ii) is the result of a

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         voluntary action by Officer (but is not the result of Officer's Normal
         Retirement) and constitutes a Termination for Good Reason, the Company shall pay the following amounts, and provide the following benefits, to
         Officer:

                       (A) The Base Salary (at the rate in effect
                  on the date of such Termination of Employment, as identified on Schedule A) pro-rated through and including the date of such Termination of Employment, to the extent not already paid, which amount shall be paid in cash on the date of such Termination of Employment;

                       (B) A lump sum in cash equal to 2.99 times
                  the sum of (i) Officer's Base Salary (at the rate in effect on the date of such Termination of Employment, as identified on Schedule A), plus (ii) the greater of the then current year's targeted bonus or actual bonus award (if applicable) for Officer, which amount shall be paid in cash on the date of such Termination of Employment;

                       (C) Any amount arising from Officer's
                  participation in, or benefits under, any employee Benefit Plan or other arrangement made available now or in the future by the Company to its employees, through and including the date of such Termination of Employment, which amounts shall be payable in accordance with the terms and conditions of such Benefit Plan;

                       (D) For a period of one year following the
                  date of such Termination of Employment, a continuation of all health insurance coverage applicable at the time of such Termination of Employment to Officer and his/her immediate family under any Benefit Plan; and

                       (E) With respect to a Termination of
                  Employment described in subsection (e)(1)(i) of this Section, if the date of Termination of Employment is less than thirty
                  (30) days after the date of notice thereof, an amount equal to one-twelfth (1/12) of the Officer's Base Salary, which amount shall be paid in cash on the date of such Termination of Employment.

             (2) Voluntary Termination Not for Good Reason or for
         Failure to Relocate. Notwithstanding any other provision of this subsection (e) to the contrary, if the Termination of Employment (i) is the result of a voluntary action by Officer, does not constitute a Termination for Good Reason, and occurs at least six months, but not more than one year, following a Change in Control, or (ii) whether voluntary or involuntary, occurs at the time of, or at any time within one year following, a Change in Control and following the Company's requiring the Officer to perform his/her duties and responsibilities hereunder at a New Location, which relocation is not accepted by Officer within 30 days after receiving notice thereof, then the Company shall pay to Officer all amounts that would be payable pursuant to subsection (d)(2) of this Section had such Termination of Employment occurred prior to the Change in Control and constituted a Termination for Good Reason.

             (3) Excise Tax and Gross-Up Payment.

                       (A) If any portion of such compensation
                  constitutes a parachute payment (a "Payment") and is subject to the Excise Tax (hereinafter defined), then Company shall, in addition to providing such compensation, pay the Gross-Up Payment (hereinafter defined) to Officer in the manner described below. For purposes of this Agreement, (i) "Excise Tax" shall mean the tax imposed pursuant to section 4999 of the Code and any interest or penalties incurred by the Officer with respect to such Excise Tax, and (ii) "Gross-Up Payment" shall mean, with respect to any compensation provided to the Officer by Company (including without limitation the payments provided for under this Agreement and any payments to the Officer under any employee benefit plan, including without limitation the Company's Long-term Incentive Plan, or other arrangement) that is subject to the Excise Tax, an amount

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                  that, after reduction of the amount of such Gross-Up Payment for all federal, state, and local tax (including any interest or penalties imposed with respect to such taxes) to which the Gross-Up Payment is subject (including the Excise Tax to which the Gross-Up Payment is subject), is equal to the amount of the Excise Tax to which such compensation is subject. For purposes of determining the amount of any Gross-Up Payment, Officer shall be deemed to pay federal income taxes at the highest marginal rate of taxation and state and local taxes, if applicable, at the highest marginal rate of taxation in the state and locality of residence of the Officer on the Date of Termination, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes, if any.

                       (B) Subject to the provisions of subsection
                  5(e)(3)(C), all determinations required to be made under this subsection 5(e)(3), including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the accounting firm which performed the audit of the Company for the year preceding the year in which the Change in Control occurred (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Officer within 15 business days of the receipt of notice from the Officer that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Officer shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this subsection 5(e)(3), shall be paid by the Company to the Officer within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Officer, it shall furnish the Officer with a written opinion that failure to report the Excise Tax on the Officer's applicable federal income or excise tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Officer.

                       (C) The Officer shall notify the Company in
                  writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given no later than ten business days after the Officer is informed in writing of such claim. The Officer shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Officer in writing prior to the expiration of such period that it desires to contest such claim, (i) the Officer shall accept legal representation with respect to such claim by an attorney reasonably selected by the Company, (ii) cooperate with the Company in good faith in order to effectively contest such claim, and (iii) permit the Company to participate in any proceedings relating to such claim; provided, however, the Company shall bear and pay directly all costs and expenses (including legal and accounting fees and additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Officer harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. The Company shall control all proceedings taken in connection with such contest to the extent relating to issues impacting whether a Gross-Up Payment is payable hereunder. The Officer shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority in connection with such contest.

                       (D) If any such claim referred to in
                  subsection 5(e)(3)(C) is made by the Internal Revenue Service and the Company does not request the Officer to contest the claim within the 30-day period following notice of the claim, the Company shall pay to the Officer the amount of any Gross-Up Payment owed to the Officer, but not previously paid

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                  pursuant to subsection 5(e)(3)(B), immediately upon the
                  expiration of such 30-day period. If any such claim is made by the Internal Revenue Service and the Company requests the Officer to contest such claim, the Company shall pay to the Officer the amount of any Gross-Up Payment owed to the Officer, but not previously paid under the provisions of subsection 5(e)(3)(B), within five days of a Final Determination of the liability of the Officer for such Excise Tax. For purposes of this Agreement, a "Final Determination" shall be deemed to occur with respect to a claim when (i) there is a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final, i.e., all allowable appeals have been exhausted by either party to the action,
                  (ii) there is a closing agreement made under Section 7121 of the Code, or (iii) the time for instituting a claim for refund has expired, or if a claim was filed, the time for instituting suit with respect thereto has expired.

             (4) Letter of Credit. Following a Change in Control,
         Parent (within 10 days following receipt of Officer's written request therefor), at its sole cost and expense, shall post an irrevocable letter of credit with a banking institution reasonably acceptable to Officer in an amount equal to the maximum amount of the aggregate cash payments that would be made to Officer pursuant to the provisions of paragraph (1) of this subsection if the provisions of paragraph (1) of this subsection were to become applicable. Such letter of credit shall contain provisions making the funds available thereunder to Officer by Officer's drafts drawn at sight at any time and from time to time. Such provisions shall permit Officer to present drafts (including drafts for partial draws) drawn at sight by presentation by Officer to the applicable banking institution of a written statement to the effect that the Company is in default on a payment to be made to Officer pursuant to the terms of this Agreement (setting forth the amount of such payment in default) and that Officer is not in default under, and has not breached the terms of, this Agreement. Parent shall continue to keep such letter of credit in place until the expiration of at least 60 days following the date of a Termination of Employment occurring after the Change in Control.

             (5) Retirement Benefits Funded. Upon a Change in Control, any accrued but unfunded retirement benefit obligations to Officer under any then existing retirement plan shall be fully funded to a Rabbi Trust for the benefit of such Officer, which amount shall be paid in cash on the date of such Change in Control.

        (f) Certain Definitions. As used in the Section and elsewhere in this Agreement, the following terms shall have the respective meanings indicated:

             (1) "Across-the-Board Salary Reduction" shall mean a reduction in the Base Salary that is a part of, and is at a rate consistent with, a reduction in the base salaries paid to substantially all officers of Company.

             (2) "Change in Control" shall mean the occurrence, following the Effective Date hereof, of either of the following events:
         (i) an event that would constitute a Change in control as that term is defined in the Company's Long-Term Incentive Plan, or any successor plan thereto, or (ii) Consummation of a Business Combination not otherwise constituting a Change in Control but, pursuant to which the Person serving as Chief Executive Officer at the time of the execution of the initial agreement is removed from, or replaced in, such capacity with respect to the corporation resulting from such Business Combination.

             (3) "Disability" shall mean Officer's physical or mental impairment or incapacity of sufficient severity that, in the opinion of the Board, either (A) Officer is unable to continue to perform his/her duties and responsibilities hereunder or (B) Officer's condition entitles him to disability benefits under any Benefit Plan providing for the payment thereof.

             (4) "Excessive Salary Reduction" shall mean (A) a reduction in the Base Salary that is not an Across-the-Board Salary Reduction (as defined in paragraph (1) of this subsection) and that, when combined with the net effect of all prior increases and reductions

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         in the Base Salary (other than prior reductions that were
         Across-the-Board Salary Reductions), results in the Base Salary being less than 80% of the highest Base Salary to which Officer has ever been subject pursuant to this Agreement (as identified on Schedule A) or (B) a reduction in the Base Salary (whether or nor an Across-the-Board Salary Reduction) that, when combined with the net effect of all prior increases and reductions in the Base Salary (whether or not Across-the-Board Salary Reductions), results in the Base Salary being less than 65% of the highest Base Salary to which Officer has ever been subject pursuant to this Agreement (as identified on Schedule A).

             (5) "Normal Retirement" shall have the meaning given to such term in Section 1.29 of the Long-term Incentive Plan.

             (6) "Termination for Cause" shall mean a Termination of Employment as a result of a dismissal by the Company following (A) Officer's continued failure to substantially perform his/her duties and responsibilities (other than any such failure resulting from Officer's physical or mental impairment or incapacity) after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes Officer has not substantially performed his/her duties and responsibilities, (B) Officer's engaging in fraud or other misconduct that is injurious to the Company, monetarily or otherwise, (C) Officer's engaging in insubordination, (D) Officer's violation of, or failure to comply with, any written policy, guideline, rule or regulation of the Company which specifically provides that Officer may be dismissed (or his/her employment terminated) as a consequence of any such violation or failure to comply, (E) Officer's conviction of (or plea of guilty or nolo contendere to a charge of) any felony, or any crime or misdemeanor involving moral turpitude or financial misconduct, or (F) a material violation by Officer of the provisions of Section 6. For purposes of clause (B) above, an act, or failure to act, on Officer's part shall be considered "misconduct" if done, or omitted, by Officer not in good faith and without reasonable belief that such act, or failure to act, was in the best interest of the Company.

             (7) "Termination for Good Reason" shall mean a Termination of Employment as a result of voluntary action by Officer within 30 days after receiving notice of (A) the demotion of the Officer to an officer position junior to the officer position specified in Section 1 or to a non-officer position, (B) an Excessive Salary Reduction (as defined in paragraph (4) of this subsection), or (C) the failure by Parent to obtain the assumption agreement described in Section 7(h) on or prior to a succession described in Section 7(h).

     6.  Nonpublic Information.

        (a) Officer hereby acknowledges that, in connection with his/her employment with the Company, he has received, and will continue to receive, various information regarding the Company and its business, operations and affairs. All such information, to the extent not publicly available other than as a result of a disclosure by Officer in violation of this Agreement, is referred to herein as the "Nonpublic Information."

        (b) Officer hereby agrees that, from and after the date hereof and continuing until three (3) years following a Termination of Employment, he will keep all Nonpublic Information confidential and will not, without the prior written consent of the Board or the Chief Executive Officer, disclose any Nonpublic Information in any manner whatsoever or use any Nonpublic Information other than in connection with the performance of his/her services to the Company hereunder; provided, however, that the provisions of this subsection shall not prevent Officer from (1) disclosing any Nonpublic Information to any other employee of the Company or to any representative or agent of the Company (such as an independent accountant, engineer, attorney or financial advisor) when such disclosure is reasonably necessary or appropriate (in Officer's judgment) in connection with the performance by Officer of his/her duties and responsibilities hereunder or (2) disclosing any Nonpublic Information as required by applicable law, rule, regulation or legal process (but only after compliance with the provisions of subsection (c) of this Section).

        (c) If Officer is requested pursuant to, or required by, applicable law, rule, regulation or legal process to disclose any Nonpublic Information, Officer will notify Parent promptly so that the Company may seek a

                                                                         /s/ DK
                                                                        --------
                                                                        initials
                                       8
protective order or other appropriate remedy or, in the Company's sole discretion, waive compliance with the terms of this Section, and Officer will fully cooperate in any attempt by the Company to obtain any such protective order or other remedy. If no such protective order or other remedy is obtained, or the Company waives compliance with the terms of this Section, Officer will furnish or disclose only that portion of the Nonpublic Information as is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Nonpublic Information that is so disclosed.

     7.   Miscellaneous Provisions.

        (a) Mitigation. Officer shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by Officer as the result of employment by another employer after the date of any Termination of Employment or otherwise.

        (b) Interest. Until paid, all past due amounts required to be paid by the Company to Officer under any provision of this Agreement shall bear interest at the per annum rate equal to the higher of (1) twelve percent (12%), or (2) the prime rate announced from time to time by the Company's primary bank lender, plus three percent (3%).

        (c) Equitable Relief Available. Officer acknowledges that remedies at law may be inadequate to protect the Company against any actual or threatened breach of the provisions of Section 6 by Officer. Accordingly, without prejudice to any other rights or remedies otherwise available to the Company, Officer agrees that the Company shall have the right to equitable and injunctive relief to prevent any breach of the provisions of Section 6, as well as to such damages or other relief as may be available to the Company by reason of any such breach as does occur.

        (d) At-Will Employment. Officer acknowledges that his/her employment with the Company is strictly "at-will", and that nothing contained in this Agreement shall confer upon Officer the right to continue in the employ of the Company, or interfere in any way with the rights of the Company to terminate his/her employment at any time for any reason. Officer further acknowledges that this Agreement is not an "employment agreement" or "employment contract" (written or otherwise), as either term is used or defined in, or contemplated by or under, (i) the Company's Long-Term Incentive Plan, (ii) any other plan or agreement to which the Company is a party, or (iii) applicable statutory, common or case law.

        (e) Breach Not a Defense. The representations and covenants on the part of Officer contained in Section 6 shall be construed as ancillary to and independent of any other provision of this Agreement, and the existence of any claim or cause of action of Officer against the Company or any officer, director, stockholder or representative of the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants on the part of Officer contained in Section 6.

        (f) Notices. Any notice or other communication called for by the terms of this Agreement shall be in writing and either delivered personally or by registered or certified mail (postage prepaid and return receipt requested) and shall be deemed given when received at the following addresses (or at such other address for a party as shall be specified by like notice):

             (1) If to Parent or the Company, 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039, Attention: General Counsel.

             (2) If to Officer, the address of Officer set forth below Officer's signature on the signature page of this Agreement.

        (g) Assumption by Successor of Parent. Parent shall require any successor (whether direct or indirect) to all or substantially all of the business or assets of Parent (whether by purchase of securities, merger, consolidation, sale of assets or otherwise), by a written agreement in form and substance satisfactory to Officer, to expressly assume and agree to perform the

                                                                         /s/ DK
                                                                        --------
                                                                        initials
                                       9
obligations to be performed by Parent or the Company under this Agreement in the same manner and to the same extent that Parent or the Company would be required to perform if no such succession had taken place.

        (h)  Assignment.

             (1) Except pursuant to an assumption by a successor described in subsection (h) of this Section, the rights and obligations of the Company pursuant to this Agreement may not be assigned, in whole or in part, by the Company to any other person or entity without the express written consent of Officer.

             (2) The rights and obligations of Officer pursuant to this Agreement may not be assigned, in whole or in part, by Officer to any other person or entity without the express written consent of the Board.

        (i) Successors. This Agreement shall be binding on, and shall inure to the benefit of, the Company, Officer and their respective successors, permitted assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees and legatees, as applicable.

        (j) Amendment and Waivers. Except as hereinafter provided, no provision of this Agreement may be amended or otherwise modified, and no right of any party to this Agreement may be waived, unless such amendment, modification or waiver is agreed to in a written instrument signed by Officer and Parent (and any dated and signed Schedule A, as described in subsection (p) of this Section, shall constitute such an instrument). Unless a Change of Control shall have occurred or be pending or under consideration, Parent may amend, modify, or waive any provision of, or terminate, this Agreement upon sixty (60) days notice without the consent of Officer; provided that any such amendment, modification, waiver or termination shall be made to all severance agreements of Parent covering all officers of Parent similarly situated to Officer. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        (k) Complete Agreement. This Agreement replaces and supersedes all prior agreements, if any, among the parties with respect to the subject matter hereof, and the provisions of this Agreement constitute the complete understanding and agreement among the parties with respect to the subject matter hereof, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

        (l) Governing Law. THIS AGREEMENT IS BEING MADE AND EXECUTED
IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF TEXAS AND SHALL BE GOVERNED, CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS.

        (m) Attorney Fees. All legal fees and other costs incurred by Officer in connection with the resolution of any dispute or controversy under or in connection with this Agreement shall be reimbursed by the Company to Officer, if such dispute or controversy is resolved in favor of Officer. The Company shall be responsible for, and shall pay, all legal fees and other costs incurred by the Company in connection with the resolution of any dispute or controversy under or in connection with this Agreement, regardless of whether such dispute or controversy is resolved in favor of the Company or Officer.

        (n) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

        (o) Construction. The captions of the Sections, subsections and paragraphs of this Agreement have been inserted as a matter of convenience of reference only and shall not affect the meaning or construction of any of the terms or provisions of this Agreement. Unless otherwise specified, references in this Agreement to a "Section," "subsection," "paragraph," "subparagraph" or "Schedule" shall be considered to be references to the appropriate Section,

                                                                         /s/ DK
                                                                        --------
                                                                        initials
                                       10
subsection, paragraph, subparagraph or Schedule, respectively, of this Agreement. Unless the context otherwise requires, all words used in this Agreement in any gender shall include the masculine, feminine and neuter gender, all singular words shall include the plural and all plural words shall include the singular. As used in this Agreement, the term "including" shall mean "including, but not limited to."

        (p) Schedule A. Schedule A may be replaced at any time and from time to time to reflect a change in the Base Salary; provided, however, that no Schedule A attached hereto shall be effective unless it contains a date and bears a signature of approval on behalf of Officer and a signature of approval on behalf of Company; and provided further, however, that if at any time two or more dated and signed copies of Schedule A conflict with each other, the later dated of such copies shall control.

        (q) Validity and Severability. If any term or provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, (1) such term or provision shall be fully severable, (2) this Agreement shall be construed and enforced as if such term or provision had never comprised a part of this Agreement and (3) the remaining terms and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable term or provision, there shall be added automatically as a part of this Agreement, a term or provision as similar to such illegal, invalid or unenforceable term or provision as may be possible and be legal, valid and enforceable.

        (r) Execution by Company. The execution of this Agreement by Company shall constitute an acceptance of, and an agreement to be bound by, the terms and provisions of this Agreement by Company and each of its direct and indirect wholly-owned subsidiaries, and Company hereby agrees to cause each of its direct and indirect wholly-owned subsidiaries, now and in the future, to fully comply with all obligations applicable to the Company pursuant to the terms of this Agreement.




                            (SIGNATURE PAGE ATTACHED)

                                                                         /s/ DK
                                                                        --------
                                                                        initials
                                       11

     In witness whereof, the parties have executed this Agreement effective as of the date first written above.

                        PIONEER NATURAL RESOURCES COMPANY




                        By:   /s/ Mark L. Withrow
                            -----------------------------
                        Name:  Mark L. Withrow
                        Title: Executive Vice President




                        OFFICER:



                         /s/ Danny Kellum
                        ----------------------------------
                        Danny Kellum

                        Address:


                        ----------------------------------

                        ----------------------------------



              [Signature Page - Severance Agreement - Page 1 of 1]

                                   Schedule A

                     Attached to Severance Agreement between
                      Pioneer Natural Resources Company and
                                  Danny Kellum





BASE Salary:

         Effective Date                                      Amount

         January 1, 2005                                     $330,000.00





















Dated and Approved as of _______________:

PIONEER NATURAL RESOURCES COMPANY               OFFICER:


By:    /s/ Scott D. Sheffield                    /s/ Danny Kellum
   ---------------------------------------      -----------------------------
Name:  Scott D. Sheffield                       Danny Kellum
Title: Chief Executive Officer and Chairman

                                   Schedule B

                            GENERAL RELEASE AGREEMENT

NOTICE: Various state and federal laws and regulations prohibit employment discrimination based on age, race, color, religion, sex, national origin, disability, citizenship, and membership or application for membership in a uniformed service. These laws are enforced through the Equal Employment Opportunity Commission, U.S. Department of Labor, Texas Commission on Human Rights, and other federal and state agencies. You are advised to discuss this release with your attorney. In any event, you should thoroughly review and understand the effect of this document before signing it. Therefore, please take this General Release Agreement home and carefully consider it for at least five days before signing it. In accordance with the requirements of the Older Workers Benefit Protection Act, you are allowed at least 45 days from the date of your receipt of this document and the accompanying explanatory letter to consider the offer made to you and to return an executed copy of this form to the Vice President Administration. Additionally, after you have executed this form, you have seven days to reconsider and revoke your agreement.

GENERAL RELEASE: In consideration of my acceptance of the payments and benefits offered to me under Section 5(d)(2)(C) of the Severance Agreement, I hereby release and discharge Pioneer Natural Resources Company and its subsidiaries and affiliates (the "Company"), and the officers, directors, employees, agents, successors, and assigns of such entities (collectively the "Released Parties") from any and all claims, liabilities, demands, and causes of action, known or unknown, fixed or contingent, which I have or claim against them as a result of the termination of my employment, including but not limited to claims arising under federal, state, or local laws prohibiting employment discrimination, including the Age Discrimination in Employment Act, or claims growing out of any legal restrictions, contractual or otherwise, on the Company's right to terminate the employment of its employees, and I do hereby agree not to file a lawsuit to assert such claims. I further acknowledge and agree that by accepting the Severance Agreement benefits, I have given up my right to file any complaint, lawsuit, or other legal action against any of the Released Parties growing out of, connected with, or relating in any way to my employment or the termination of my employment with the Company. Further in consideration of the payments and benefits offered to me under the Severance Agreement, I acknowledge and agree that the Released Parties may recover from me any loss, including attorney's fees and costs of defending against any claim brought by me, that they may suffer arising out of my breach of this General Release Agreement.

     I understand that this General Release Agreement is final and binding, and I agree not to challenge its enforceability. If I do challenge the enforceability of this General Release Agreement, I agree initially to tender to the Company all money received pursuant to the Severance Agreement, and invite the Company to retain such money and agree with me to cancel this General Release Agreement. In the event the Company accepts this offer, the Company shall retain such money and this General Release Agreement will be void. In the event the Company does not accept such offer, the Company shall so notify me, and shall place such money in an interest-bearing escrow account pending the resolution of any dispute as to whether this General Release Agreement shall be set aside and/or otherwise be rendered unenforceable.

     I acknowledge and agree that the Company has no legal obligation to provide the payment offered to me under Section 5(d)(2)(C) of the Severance Agreement, and my acceptance of the obligations and attendant additional payment as described therein constitutes my agreement to all terms and conditions set forth in this General Release Agreement, and are in consideration of the promises and undertakings of the Company pursuant to the Severance Agreement. I further acknowledge and agree that for unemployment compensation purposes, the payments I receive under the Severance Agreement shall be considered additional wages in lieu of notice; and that, accordingly, I may be ineligible to receive unemployment compensation benefits for an equivalent period of time.

     This General Release Agreement does not have any effect on any claim I may have against the Released Parties unrelated to the termination of my employment or with respect to any rights or claims that may arise after the date this General Release Agreement is executed.

     I have carefully read and fully understand all of the provisions of this General Release. I further acknowledge that entering into this General Release Agreement is knowing and voluntary on my part, that I have had a reasonable time to deliberate regarding its terms, and that I have had the right to consult with an attorney if I so desired.

Date signed:
             --------------------              ------------------------------
                                               Signature of Officer

Date signed:
             --------------------              ------------------------------
                                               Signature of Officer